Effective 9/5/2007
BYLAWS

of

Promotion Controls, Inc.

ARTICLE I

Offices

SECTION 1. REGISTERED OFFICE – The registered office of the Corporation shall be established and maintained at 9 East Loockerman Street, Dover, Kent County, Delaware 19901and National Registered Agents, Inc. shall be the registered agent of the Corporation.

SECTION 2. OTHER OFFICES – The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require. The principal executive offices of the Corporation originally shall be maintained at9EastLoockerman Street, Dover, Delaware 19901.

ARTICLE II
Meetings of Stockholders

SECTION 1. ANNUAL MEETINGS - Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. SPECIALMEETINGS - Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the Board of Directors.

SECTION 3. VOTING – Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is entitled to be present.

SECTION 4. QUORUM - Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until holders of the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which holders of the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof(unless entitled to vote by virtue of a new record date having been fixed for the adjourned meeting pursuant to Article VI, Section4, of these Bylaws).

SECTION 5. NOTICE OFMEETINGS - Written notice, stating the place, date and time of the meeting and the general nature of the business to be considered shall be given to each stockholder entitled to vote thereat at such stockholder's address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 6. ACTION WITHOUT MEETING - Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III Directors

SECTION 1. NUMBER AND TERM - Directors shall be elected at the annual meeting of stockholders or at a special meeting called for that purpose, and each director shall be elected to hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The number of directors shall be as fixed at a number no less than one (1) and no greater than five (5) by an affirmative vote of a majority of the directors, at the annual meeting or at a special meeting called for that purpose. Initially the number of directors shall be fixed at one (1). A director need not be a stockholder.

SECTION 2. RESIGNATIONS – Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES – Subject to the provisions of the Certificate of Incorporation, if the office of any director becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, and such person shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

SECTION 4. REMOVAL - Except as herein after provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, at an annual meeting or a special meeting called for that purpose, and subject to the provisions of the Certificate of Incorporation, the vacancy thus created may be filled by the affirmative vote of holders of a majority of all the shares of stock outstanding and entitled to vote.

SECTION 5. POWERS –The Board of Directors shall exercise all of the powers of the Corporation except such as are by law or by the Certificate of Incorporation of the Corporation or by these Bylaws conferred exclusively upon or reserved to the stockholders.

SECTION 6. MEETINGS –The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders, or the time and place of such meeting may be fixed by consent of all the directors.

Except as otherwise provided herein, regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Not less than two days' written notice shall be given for any regular or special meeting of the Board of Directors relating to the issuance of stock of the Corporation, the removal of any member of any committee or the alteration or repeal of this provision.

Special meetings of the board may be called by the President or by the Secretary on the written request of any director on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors or as shall be stated in the notice of meeting.

Notice of the time and place of any regular meeting that requires the giving of notice or each special meeting shall be sent to each member of the Board of Directors by telex, cable or facsimile transmission, addressed to such director at his or her address as it appears on the records of the Corporation, or delivered to the director personally, at least two days before the day on which the meeting is to be held.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 7. QUORUM – A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting that shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require the vote of a greater number.

SECTION 8. COMPENSATION - Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 9. ACTION WITHOUT MEETING – Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or such committee.

ARTICLE IV Committees
SECTION 1. DESIGNATION, TERM OF OFFICE AND QUALIFICATIONS –The Board of Directors may in its discretion, by a resolution duly adopted by a majority of the whole board, appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2. PROCEDURES, QUORUM AND MANNER OF ACTING – Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of the committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. VACANCIES – In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors. If any vacancy shall occur in a committee by reason of death, resignation, removal or otherwise, such vacancy may be filled at any meeting of the Board of Directors or may be filled until the next meeting of the Board of Directors by the remaining members, if any, whether or not such person or persons constitute a quorum.

ARTICLE V Officers

SECTION 1. OFFICERS –The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect such Assistant Secretaries and Assistant Treasurers as they may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any officer may hold two or more offices the duties of which can consistently be performed by the same person.

SECTION 2. CHAIRMAN –The Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at all meetings of the stockholders and directors. He shall exercise, subject to the control of the Board of Directors and the shareholders of the Corporation, a general supervision over the affairs of the Corporation, and shall perform generally all duties incident to the office and such other duties as may be assigned to him from time to time by the Board of Directors.

SECTION 3. PRESIDENT – The President shall preside, in the absence of the Chairman of the Board, at all meetings of the stockholders. He shall exercise, in the absence of the Chairman of the Board, subject to the control of the Board of Directors and the stockholders of the Corporation, a general supervision over the affairs of the Corporation, and shall perform generally all duties incident to the office and such other duties as may be assigned to him from time to time by the Chairman of the Board or by the Board of Directors.

SECTION 4. VICE PRESIDENTS – The Vice President or Vice Presidents, if any, shall have such duties as the Board of Directors, the President or these Bylaws may from time to time prescribe.

SECTION 5. TREASURER – The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation and shall have such other powers and duties as are customary to the office of Treasurer or as may be assigned to the Treasurer by the Board of Directors or the President. The Treasurer shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all transactions of the Corporation and of the financial condition of the Corporation.

SECTION 6. SECRETARY – The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of the Secretary's absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the directors or the stockholders, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to the Secretary by the Board of Directors or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

SECTION 7. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES - Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors or the President.

ARTICLE VI Miscellaneous

SECTION 1. CERTIFICATES OF STOCK – A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation.

SECTION 2. LOST CERTIFICATES - A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

SECTION 3. TRANSFER OFSHARES – The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD – In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and(3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;(2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS – Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

SECTION 6. SEAL – The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7. FISCALYEAR - The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 8. CHECKS –All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. BORROWING –No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation, and no negotiable paper shall be issued in its name unless and except as authorized by the Board of Directors (or a duly authorized committee thereof) and as in accordance with the Certificate of Incorporation. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

SECTION 10.NOTICE AND WAIVER OF NOTICE - Whenever any notice is required by these Bylaws to be given, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at such person's address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII Indemnification

SECTION 1. ACTION OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION – The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (each such person being referred to hereinafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nola contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2. ACTION BY OR IN THE RIGHT OF THE CORPORATION - The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

SECTION 3. DETERMINATION OFRIGHTOFINDEMNIFICATION - Any indemnification under Section 1 or 2of this Article VII (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his or her conduct was unlawful.

SECTION4. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY - Notwithstanding the other provisions of this Article VII, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such agent shall be indemnified against all expenses incurred in connection therewith.

SECTION 5. ADVANCES OF EXPENSES – Except as limited by Section 6 of this Article VII, expenses incurred in any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his or her conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the Corporation or its stockholders.

SECTION 6. RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION – Any indemnification or advance under this Article VII shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that such Agent acted in a manner set forth in this Article VII as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel decide whether the Agent acted in the manner set forth in this Article VII as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances granted by this Article VII shall be enforceable by the Agent in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The Agent's expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

SECTION 7. OTHER RIGHTS AND REMEDIES – The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which an Agent seeking indemnification may be entitled under these Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such Agent's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification hereof or thereof shall not affect any rights or obligations then existing. The execution of any other written contract for indemnification between the Agent and the Company shall in no way limit the rights of the Agent under this Article.

SECTION 8. INSURANCE – The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such Agent and incurred by such Agent in any such capacity, or arising out of such Agent's status as such, whether or not the Corporation would have the power to indemnify such Agent against such liability under the provisions of this Article VII.

SECTION 9. CONSTITUENT CORPORATIONS – For the purposes of this Article VII, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

SECTION 10. INDEMNIFICATION OF EMPLOYEES AND AGENTS – As determined by the Board of Directors, the Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same or a lesser extent than the indemnity provided to officers and directors under this Article VII.

SECTION 11. SAVINGS CLAUSE –If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action of suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated or by any other applicable law.

ARTICLE VIII Amendments

These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal to be made is contained in the notice of such special meeting by the affirmative vote of holders of a majority of the stock issued and outstanding and entitled to vote thereat or(except as otherwise expressly provided in any Bylaw adopted by the stockholders) by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors, if notice of the proposed alteration or repeal to be made is contained in the notice of such regular or special meeting.

APPROVED this 5th day of September, 2007

ROBOTRONIC OY

By /s/ Jukka Pekka Kinos

Jukka Pekka Kinos
Its: President